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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos.33-98474 and 333-55835 of Owosso Corporation on Form S-8 and Registration Statement 33-99526 of Owosso Corporation on Form S-3 of our report dated February 12, 2001, appearing in this Annual Report on Form 10-K of Owosso Corporation for the year ended October 29, 2000.


Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 12, 2001